Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196812 on Form S-8 and Registration Statement No. 333-188153 and 333-195601 on Forms S-3 of our report dated January 28, 2015 relating to the consolidated financial statements of Shanghai General Motors Co., Ltd and subsidiaries appearing in this Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2014.

/S/ DELOITTE TOUCHE TOHMATSU CPA LLP
Deloitte Touche Tohmatsu CPA LLP
Shanghai, China
February 4, 2015